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                                                                    EXHIBIT 10.2

                                  AMENDMENT TO
                              EMPLOYMENT AGREEMENT


THIS AMENDMENT to the March 31, 1998 Employment Agreement effective July 1, 1997 (the "Employment Agreement") between INSIGHT ENTERPRISES, INC. ("Company") and STANLEY LAYBOURNE ("Executive") is entered into as of August 13, 2002.

                                 R E C I T A L S

A. Executive is currently employed by Company. The terms and conditions of such employment are set forth in the Employment Agreement.

B. The Compensation Committee of the Board of Directors of the Company approved certain changes to Executive's salary and bonus arrangements to be effective as of January 1, 2002 at a meeting on February 8, 2002, and this Amendment memorializes those changes. Therefore, effective as of January 1, 2002, the parties wish to amend the Employment Agreement as provided in this Amendment.

IN CONSIDERATION of the premises and the respective covenants and agreements of Company and Executive contained in this Amendment, the sufficiency of which is hereby acknowledged, Company and Executive agree as follows:

1. Amendment and Effect. Except to the extent the Employment Agreement is modified by this Amendment, it shall remain in full force and effect. Any terms beginning with an initial capital letter used in this Amendment and not otherwise defined herein shall have the meanings given them in the Employment Agreement.

2. Effective as of January 1, 2002, in Section 3(a) of the Employment Agreement the "Base Salary" amount shall be amended to $200,000 per annum from $190,000 per annum.

3. Effective as of January 1, 2002, in Section 3(b) of the Employment Agreement the percentage rate for the "Incentive Bonus" shall be amended to one percent (1.0%) of the Company's "net earnings" (as defined therein) from 0.5% of the Company's "net earnings."

THIS AMENDMENT AGREED TO AND ACCEPTED BY:

                                          COMPANY:
                                          INSIGHT ENTERPRISES, INC.
                                          a Delaware corporation


                                              /s/ Timothy A. Crown
                                              --------------------------------
                                          By: TIMOTHY A. CROWN,
                                              CHIEF EXECUTIVE OFFICER



                                          /s/ Stanley Laybourne
                                          -------------------------------------
                                          EXECUTIVE: STANLEY LAYBOURNE


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